UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2007

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Line of Credit

On October 26, 2007 Portfolio Recovery Associates, Inc. (the "Company") entered into a Loan Document Modification Agreement and related documents, with Bank of America, N.A., Wachovia Bank National Association and RBC Centura Bank, the lenders under its present credit facility, the purpose of which is to increase the Company’s credit line from $150 million to $270 million. Except for the increase in the credit line, the terms of the amended credit facility remain materially unchanged.

The foregoing description of the increase in the Company’s credit line is a general description only, and is qualified in its entirety by reference to the Loan Document Modification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.
(b) Proforma financial information: None.
(c) Exhibits:

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

October 29, 2007	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

10.1	Third amendment to the Amended and Restated Loan and Security Agreement, dated as of May 5, 2006, among Portfolio Recovery Associates, Inc., as borrower, with PRA Location Services, LLC, PRA Holding I, LLC, Portfolio Recovery Associates, LLC, PRA Receivables Management, LLC and PRA Government Services, LLC, all of which are wholly owned subsidiaries of the Company as guarantors, and the lenders who are parties thereto: Bank of America, N.A., Wachovia Bank, National Association and RBC Centura Bank, dated as of October 26, 2007.